Exhibit 99.1

Ingevity Corporation 4920 O'Hear Avenue Suite 400 North Charleston, SC 29405 USA www.ingevity.com

News	Contact: Caroline Monahan 843-740-2068 media@ingevity.com

Investors: John E. Nypaver, Jr. 843-740-2002 investors@ingevity.com
Ingevity reports second quarter 2024 financial results
HIGHLIGHTS:
•Net sales of $390.6 million, down 19% compared to prior year
•Net loss of $283.7 million and diluted loss per share of $7.81 primarily due to a Performance Chemicals non-cash goodwill impairment charge; adjusted earnings of $36.8 million and diluted adjusted earnings per share (EPS) of $1.01
•Adjusted EBITDA of $101.3 million and adjusted EBITDA margin of 25.9%
•Operating cash flow of $29.7 million with free cash flow of $11.6 million
•In July, the company took further actions to reposition its Performance Chemicals segment, including the termination of a long-term crude tall oil supply contract, the announced closure of its Crossett, Arkansas, facility, to consolidate its manufacturing footprint, and certain corporate cost savings actions
•Revising full year guidance of sales between $1.40 billion and $1.50 billion and adjusted EBITDA between $350 million and $360 million
The results and guidance in this release include non-GAAP financial measures. Refer to the section entitled “Use of non-GAAP financial measures” within this release. All comparisons are made versus the same period in 2023 unless otherwise stated.
NORTH CHARLESTON, S.C., July 31, 2024 – Ingevity Corporation (NYSE: NGVT) today reported its financial results for the second quarter 2024.
Second quarter net sales of $390.6 million declined 19% primarily due to the repositioning of the Performance Chemicals segment which included reducing exposure to certain markets in the Industrial Specialties product line. The decline was partially offset by higher sales in Performance Materials due to improved pricing and strong automotive carbon volumes.
The net loss of $283.7 million and diluted loss per share of $7.81 is primarily due to a Performance Chemicals non-cash goodwill impairment charge of $349.1 million. The impairment charge was the result of internal analysis that reassessed expected cash flows of the segment in light of current performance and expected lack of near-term recovery in our Industrial Specialties product line, resulting in lower volumes and profitability expectations. Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) was $101.3 million, down 16% with adjusted EBITDA margin of 25.9%.
“As we move forward with transforming Performance Chemicals into a more profitable and stable segment, we continue to see Performance Materials deliver best-in-class results,” said John Fortson, president and CEO. “The Advanced Polymer Technologies segment experienced another quarter of volume growth and maintained its strong margins. I am proud of the hard work our employees have demonstrated as we navigate the uncertain pace of an industrial recovery while we continue to reposition Performance Chemicals. The effort and focus of our business leads and their teams delivered an EBITDA margin of 26% for the quarter.”
Performance Materials
Sales in Performance Materials were $157.2 million in the quarter, up 9% due to higher volumes in automotive end markets and increased pricing. Segment EBITDA was $82.2 million, up 28%, primarily reflecting lower input costs and improved operational efficiency which drove lower energy usage, resulting in segment EBITDA margins of 52.3%.
“Performance Materials results reflect our team's dedication and commitment to increasing operational efficiency at the plants and our commercial success in capturing value from our market-leading gasoline vapor capture technology. We are encouraged to see continued consumer demand for hybrid vehicles and view this as a tailwind for the segment,” said Fortson.
Advanced Polymer Technologies
Sales in Advanced Polymer Technologies (APT) were down 10% to $47.9 million as higher volumes were more than offset by lower pricing. Segment EBITDA was $9.8 million, down 16% due to lower pricing primarily in Asia, partially offset by lower input costs. Segment EBITDA margin was 20.5%.
“We are seeing encouraging signs in APT as volumes were up both year-over-year, and for the third consecutive quarter,” said Fortson. “APT is geographically diverse. Europe is seeing a strong rebound from last year’s lows with volumes approaching two-year highs, while China demand continues to be relatively weak. The team is also strategically pricing products to maintain volume in key end markets. In addition, input costs have improved, and the team continues to demonstrate good cost discipline, enabling the segment to maintain 20% EBITDA margins.”
Performance Chemicals
Sales in Performance Chemicals were $185.5 million, down 35%.
Road Technologies product line sales of $129.1 million were down 8% from the record quarter last year primarily as a result of unfavorable weather conditions in North America. Industrial Specialties product line sales of $56.4 million were down 61% due to the impact of the segment’s repositioning efforts which are focused on reducing exposure to lower margin end markets, as well as continued weakness in industrial demand.
Segment EBITDA was $9.3 million, reflecting the impact of sharply higher crude tail oil (CTO) costs and low plant utilization rates attributed to weak industrial demand, partially offset by the impact of cost savings initiatives. Segment EBITDA margin was 5.0%.
“We are taking decisive actions in our repositioning efforts for this segment to improve profitability by focusing on higher margin end markets,” said Fortson. “We exited long-term supply agreements for crude tall oil to provide the flexibility to respond to changing market dynamics, diversify our raw materials and suppliers, and optimize costs. And, we have rightsized our physical footprint to meet the needs of the markets we serve. Higher cost CTO will continue to impact the segment’s results this year and into first quarter next year as we work through existing inventory, but the segment is expected to have improved profitability beginning in second quarter 2025 with more stable and predictable growth.”
Liquidity/Other
Second quarter operating cash flow was $29.7 million with free cash flow of $11.6 million, which includes the cash impact of $25.5 million in losses on CTO resales and $12.9 million of cash restructuring charges. There were no share repurchases for the quarter and $353.4 million remains available under the current $500 million Board authorization. Net leverage was 4.0 times as a result of lower earnings, and also reflects a revision to previously reported adjusted EBITDA to no longer exclude certain inventory charges related to the Performance Chemicals repositioning efforts per guidance from the Securities and Exchange Commission. As a result, our March 31, 2024, first quarter adjusted EBITDA is lower by $2.5 million to $74.4 million and our December 31, 2023, fourth quarter adjusted EBITDA is lower by $19.7 million to $42.1 million. For more details, please refer to the included financial schedules.
Full Year 2024 Guidance
“We have taken additional actions to advance the repositioning of the Performance Chemicals segment with a focus on sustained profitability. Segment results this year will be challenged as a result of high-cost CTO inventory, which we expect to work through by the end of Q1 2025, and the lack of a rebound in industrial demand, primarily impacting the Industrial Specialties product line. In addition, weather conditions to date have been unfavorable in North America and our guidance reflects some uncertainty regarding the recovery of Road Technologies volumes in the second half. The continued strength of Performance Materials and the stability of APT will help offset the headwinds we face in Performance Chemicals. We are revising our guidance of sales between $1.40 billion and $1.50 billion, and our full year adjusted EBITDA to between $350 million and $360 million,” said Fortson.
Additional Information
The company will host a live webcast on Thursday, August 1, at 11:00 a.m. (Eastern) to discuss second-quarter 2024 fiscal results. The webcast can be accessed here or on the investors section of Ingevity’s website. You may also listen to the conference call by dialing 833 470 1428 (inside the U.S.) and entering access code 153840. Callers outside the U.S. can find global dial-in numbers here. For those unable to join the live event, a recording will be available beginning at approximately 2:00 p.m. (Eastern) on August 1, 2024, through July 31, 2025.
Ingevity: Purify, Protect and Enhance
Ingevity provides products and technologies that purify, protect and enhance the world around us. Through a team of talented and experienced people, we develop, manufacture and bring to market solutions that help customers solve complex problems and make the world more sustainable. We operate in three reporting segments: Performance Materials, which includes activated carbon; Advanced Polymer Technologies, which includes caprolactone polymers; and Performance Chemicals, which includes specialty chemicals and road technologies. Our products are used in a variety of demanding applications, including adhesives, agrochemicals, asphalt paving, certified biodegradable bioplastics, coatings, elastomers, lubricants, pavement markings, oil exploration and production and automotive components. Headquartered in North Charleston, South Carolina, Ingevity operates from 31 countries around the world and employs approximately 1,700 people. The company’s common stock is traded on the New York Stock Exchange (NYSE:NGVT). For more information, visit ingevity.com.
Use of non-GAAP financial measures: This press release includes certain non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided within the Appendix to this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. The company does not attempt to provide reconciliations of forward-looking non-GAAP guidance to the comparable GAAP measure because the impact and timing of the factors underlying the guidance assumptions are inherently uncertain and difficult to predict and are unavailable without unreasonable efforts. In addition, Ingevity believes such reconciliations would imply a degree of certainty that could be confusing to investors.
Forward-Looking Statements
This press release contains “forward‑looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements generally include the words “will,” “plans,” “intends,” “targets,” “expects,” “outlook,” “guidance,” “believes,” “anticipates” or similar expressions. Forward‑looking statements may include, without limitation, anticipated timing, charges and costs of any current or future repositioning of our Performance Chemicals segment, including the oleo-based product refining transition, Crossett, Arkansas plant closure, and the previously announced closure of our DeRidder, Louisiana plant; the potential benefits of any acquisition or investment transaction, expected financial positions, guidance, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost‑reduction initiatives, plans and objectives; litigation-related strategies and outcomes; and markets for securities. Actual results could differ materially from the views expressed. Factors that could cause actual results to materially differ from those contained in the forward‑looking statements, or that could cause other forward‑looking statements to prove incorrect, include, without limitation, charges, costs or actions, including adverse legal or regulatory actions, resulting from, or in connection with, the current or future repositioning of our Performance Chemicals segment, including the oleo-based product refining transition, Crossett, Arkansas plant closure, and the previously announced closure of our DeRidder, Louisiana plant; losses due to resale of crude tall oil at less than we paid for it; adverse effects from general global economic, geopolitical and financial conditions beyond our control, including inflation and the Russia‑Ukraine war and Israel‑Gaza war; risks related to our international sales and operations; adverse conditions in the automotive market; competition from substitute products, new technologies and new or emerging competitors; worldwide air quality standards; a decrease in government infrastructure spending; adverse conditions in cyclical end markets; the limited supply of or lack of access to sufficient raw materials, or any material increase in the cost to acquire such raw materials; issues with or integration of future acquisitions and other investments; the provision of services by third parties at several facilities; supply chain disruptions; natural disasters and extreme weather events; or other unanticipated problems such as labor difficulties (including work stoppages), equipment failure or unscheduled maintenance and repair; attracting and retaining key personnel; dependence on certain large customers; legal actions associated with our intellectual property rights; protection of our intellectual property and other proprietary information; information technology security breaches and other disruptions; complications with designing or implementing our new enterprise resource planning system; government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies, tariffs and the chemicals industry; losses due to lawsuits arising out of environmental damage or personal injuries associated with chemical or other manufacturing processes; and the other factors detailed from time to time in the reports we file with the Securities and Exchange Commission (the “SEC”), including those described in Part I, Item 1A. Risk Factors in our most recent Annual Report on Form 10‑K as well as in our other filings with the SEC. These forward‑looking statements speak only to management’s beliefs as of the date of this press release. Ingevity assumes no obligation to provide any revisions to, or update, any projections and forward‑looking statements contained in this press release.

INGEVITY CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In millions, except per share data	2024	2023	2024	2023
Net sales	$390.6	$481.8	$730.7	$874.4
Cost of sales	267.4	328.8	507.8	591.0
Gross profit	123.2	153.0	222.9	283.4
Selling, general and administrative expenses	41.4	51.7	88.6	100.3
Research and technical expenses	7.3	8.0	14.1	16.8
Restructuring and other (income) charges, net	13.1	19.2	75.9	24.8
Goodwill impairment charge	349.1	—	349.1	—
Acquisition-related costs	(0.2)	1.8	0.1	3.7
Other (income) expense, net	23.9	3.0	56.1	(15.2)
Interest expense, net	23.2	21.6	45.5	41.2
Income (loss) before income taxes	(334.6)	47.7	(406.5)	111.8
Provision (benefit) for income taxes	(50.9)	12.2	(66.8)	25.6
Net income (loss)	$(283.7)	$35.5	$(339.7)	$86.2

Per share data
Basic earnings (loss) per share	$(7.81)	$0.98	$(9.36)	$2.34
Diluted earnings (loss) per share	(7.81)	0.97	(9.36)	2.33
Weighted average shares outstanding
Basic	36.3	36.4	36.3	36.8
Diluted	36.3	36.6	36.3	37.1

Financial Schedules - Page 1

INGEVITY CORPORATION
Segment Operating Results (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In millions	2024	2023	2024	2023
Net sales
Performance Materials	$157.2	$144.6	$302.3	$286.0
Performance Chemicals	$185.5	$284.0	$332.5	$469.6
Road Technologies product line	129.1	140.9	174.8	186.7
Industrial Specialties product line	56.4	143.1	157.7	282.9
Advanced Polymer Technologies	$47.9	$53.2	$95.9	$118.8
Total net sales	$390.6	$481.8	$730.7	$874.4

Segment EBITDA (1)
Performance Materials	$82.2	$64.2	$160.2	$134.0
Performance Chemicals	9.3	44.9	(1.3)	65.2
Advanced Polymer Technologies	9.8	11.6	19.3	25.4
Total segment EBITDA (1)	$101.3	$120.7	$178.2	$224.6
Interest expense, net	(23.2)	(21.6)	(45.5)	(41.2)
(Provision) benefit for income taxes	50.9	(12.2)	66.8	(25.6)
Depreciation and amortization - Performance Materials	(9.7)	(9.2)	(19.3)	(19.2)
Depreciation and amortization - Performance Chemicals	(10.1)	(13.0)	(22.5)	(26.8)
Depreciation and amortization - Advanced Polymer Technologies	(7.5)	(8.2)	(15.1)	(15.5)
Restructuring and other income (charges), net (2) (3)	(13.1)	(19.2)	(75.9)	(24.8)
Goodwill impairment charge (2)(4)	(349.1)	—	(349.1)	—
Acquisition and other-related costs (2) (5)	0.2	(1.8)	(0.1)	(4.5)
Inventory charges (6)	—	—	(2.5)	—
Loss on CTO resales (2) (7)	(23.5)	—	(50.0)	—
Gain (loss) on strategic investments (2) (8)	0.1	—	(4.7)	19.2
Net income (loss)	$(283.7)	$35.5	$(339.7)	$86.2
_______________
(1) Segment EBITDA is the primary measure used by our chief operating decision maker ("CODM") to evaluate the performance of and allocate resources among our operating segments. Segment EBITDA is defined as segment net sales less segment operating expenses (segment operating expenses consist of costs of sales, selling, general and administrative expenses, research and technical expenses, other (income) expense, net, excluding depreciation and amortization). We have excluded the following items from segment EBITDA: interest expense associated with corporate debt facilities, interest income, income taxes, depreciation, amortization, restructuring and other income (charges), net, inventory lower of cost or market charges associated with restructuring actions, goodwill impairment charge, acquisition and other-related income (costs), litigation verdict charges, gain (loss) on strategic investments, loss on CTO resales, pension and postretirement settlement and curtailment income (charges), net.
(2) For more information on these charges, refer to the Reconciliation of Adjusted Earnings table on page 10.
(3) The table below provides an allocation of these charges between our three reportable segments to provide investors, potential investors, securities analysts and others with the information, should they choose, to apply such (income) charges to each respective reportable segment for which the charges relate.

	Three Months Ended June 30,		Six Months Ended June 30,
In millions	2024	2023	2024	2023
Performance Materials	$—	$4.5	$0.1	$6.2
Performance Chemicals	13.1	13.6	75.9	16.7
Advanced Polymer Technologies	—	1.1	(0.1)	1.9
Restructuring and other (income) charges, net	$13.1	$19.2	$75.9	$24.8
(4) For the three and six months ended June 30, 2024, charges relate to the Performance Chemicals reportable segment.
(5) For the three and six months ended June 30, 2024 and 2023, charges relate to the Performance Chemicals reportable segment.
(6) For the three and six months ended June 30, 2024, inventory charges represent lower of cost or market charges associated with the Performance Chemicals’ repositioning. These charges were not allocated in the measurement of our Performance Chemicals reportable segment profitability used by our CODM. Amounts are included in Cost of sales on the condensed consolidated statement of operations.
(7) For the three and six months ended June 30, 2024, charges relate to the Performance Chemicals reportable segment.
Financial Schedules - Page 2

(8) The table below provides an allocation of these charges between our three reportable segments to provide investors, potential investors, securities analysts and others with the information, should they choose, to apply such (income) charges to each respective reportable segment for which the charges relate.

	Three Months Ended June 30,		Six Months Ended June 30,
In millions	2024	2023	2024	2023
Performance Materials	$(0.1)	$—	$(0.1)	$(19.2)
Performance Chemicals	—	—	4.8	—
Advanced Polymer Technologies	—	—	—	—
(Gain) loss on strategic investments	$(0.1)	$—	$4.7	$(19.2)
Financial Schedules - Page 3

INGEVITY CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)

In millions	June 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$107.4	$95.9
Accounts receivable, net	213.4	182.0
Inventories, net	302.0	308.8
Prepaid and other current assets	63.0	71.9
Current assets	685.8	658.6
Property, plant, and equipment, net	722.2	762.2
Goodwill	177.0	527.5
Other intangibles, net	295.7	336.1
Restricted investment	80.5	79.1
Strategic investments	93.9	99.2
Other assets	221.1	160.6
Total Assets	$2,276.2	$2,623.3

Liabilities
Accounts payable	$142.4	$158.4
Accrued expenses	70.0	72.3
Notes payable and current maturities of long-term debt	103.0	84.4
Other current liabilities	42.4	47.8
Current liabilities	357.8	362.9
Long-term debt including finance lease obligations	1,401.0	1,382.8
Deferred income taxes	61.6	70.9
Other liabilities	171.0	175.3
Total Liabilities	1,991.4	1,991.9
Equity	284.8	631.4
Total Liabilities and Equity	$2,276.2	$2,623.3

Financial Schedules - Page 4

INGEVITY CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In millions	2024	2023	2024	2023
Cash provided by (used in) operating activities:
Net income (loss)	$(283.7)	$35.5	$(339.7)	$86.2
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	27.3	30.4	56.9	61.5
Restructuring and other (income) charges, net	13.1	19.2	75.9	24.8
Loss on CTO resales	23.5	—	50.0	—
(Gain) loss on strategic investment	(0.1)	—	4.7	(19.2)
Goodwill impairment charge	349.1	—	349.1	—
Other non-cash items	(53.6)	42.2	(63.8)	76.6
Changes in operating assets and liabilities, net of effect of acquisitions:
Restructuring and other cash outflow, net	(12.9)	(19.2)	(22.9)	(24.8)
CTO resales cash outflow, net	(25.5)	—	(45.3)	—
Changes in other operating assets and liabilities, net	(7.5)	(59.7)	(47.3)	(151.4)
Net cash provided by (used in) operating activities	$29.7	$48.4	$17.6	$53.7
Cash provided by (used in) investing activities:
Capital expenditures	$(18.1)	$(21.7)	$(34.7)	$(47.1)
Proceeds from sale of strategic investment	—	—	—	31.4
Other investing activities, net	0.3	(1.1)	0.6	(4.6)
Net cash provided by (used in) investing activities	$(17.8)	$(22.8)	$(34.1)	$(20.3)
Cash provided by (used in) financing activities:
Proceeds from revolving credit facility and other borrowings	$30.9	$107.5	$112.3	$197.8
Payments on revolving credit facility and other borrowings	(20.2)	(84.5)	(75.2)	(144.8)
Finance lease obligations, net	(0.2)	(0.2)	(0.6)	(0.5)
Tax payments related to withholdings on vested equity awards	(0.2)	—	(2.8)	(4.5)
Proceeds and withholdings from share-based compensation plans, net	—	1.4	—	4.0
Repurchases of common stock under publicly announced plan	—	(58.7)	—	(92.1)
Net cash provided by (used in) financing activities	$10.3	$(34.5)	$33.7	$(40.1)
Increase (decrease) in cash, cash equivalents, and restricted cash	22.2	(8.9)	17.2	(6.7)
Effect of exchange rate changes on cash	(2.0)	(0.3)	(3.8)	(0.7)
Change in cash, cash equivalents, and restricted cash(1)	20.2	(9.2)	13.4	(7.4)
Cash, cash equivalents, and restricted cash at beginning of period	105.1	86.1	111.9	84.3
Cash, cash equivalents, and restricted cash at end of period (1)	$125.3	$76.9	$125.3	$76.9

(1) Includes restricted cash of $17.9 million and $8.9 million and cash and cash equivalents of $107.4 million and $68.0 million at June 30, 2024 and 2023, respectively. Restricted cash is included within "Prepaid and other current assets" and "Restricted investment" within the condensed consolidated balance sheets.

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest	$25.3	$24.7	$42.3	$40.0
Cash paid for income taxes, net of refunds	19.3	18.9	22.2	23.6
Purchases of property, plant, and equipment in accounts payable	(0.9)	1.0	1.8	5.3
Leased assets obtained in exchange for new operating lease liabilities	1.5	14.9	1.9	18.8

Financial Schedules - Page 5

Ingevity Corporation
Non-GAAP Financial Measures
Ingevity has presented certain financial measures, defined below, which have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and has provided a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP on the following pages. These financial measures are not meant to be considered in isolation nor as a substitute for the most directly comparable financial measure calculated in accordance with GAAP. Investors should consider the limitations associated with these non-GAAP measures, including the potential lack of comparability of these measures from one company to another.
We believe these non-GAAP financial measures provide management as well as investors, potential investors, securities analysts, and others with useful information to evaluate the performance of the business, because such measures, when viewed together with our financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our historical financial performance, liquidity measures, and projected future results.
Ingevity uses the following non-GAAP measures:
Adjusted earnings (loss) is defined as net income (loss) plus restructuring and other (income) charges, net, goodwill impairment charge, acquisition and other-related (income) costs, pension and postretirement settlement and curtailment (income) charges, loss on CTO resales, (gain) loss on strategic investments, debt refinancing fees, litigation verdict charges, and the income tax expense (benefit) on those items, less the provision (benefit) from certain discrete tax items.
Diluted adjusted earnings (loss) per share is defined as diluted earnings (loss) per common share plus restructuring and other (income) charges, net, per share, goodwill impairment charge per share, acquisition and other-related (income) costs per share, pension and postretirement settlement and curtailment (income) charges per share, loss on CTO resales per share, (gain) loss on strategic investments per share, debt refinancing fees per share, litigation verdict charge per share, and the income tax expense (benefit) per share on those items, less the provision (benefit) from certain discrete tax items per share.
Adjusted EBITDA is defined as net income (loss) plus interest expense, net, provision (benefit) for income taxes, depreciation, amortization, restructuring and other (income) charges, net, goodwill impairment charge, acquisition and other-related (income) costs, litigation verdict charges, (gain) loss on strategic investments, loss on CTO resales, and pension and postretirement settlement and curtailment (income) charges, net.
Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Net sales.
Free Cash Flow is defined as the sum of net cash provided by (used in) the following items: operating activities less capital expenditures.
Net Debt is defined as the sum of notes payable, short-term debt, current maturities of long-term debt and long-term debt including finance lease obligations less the sum of cash and cash equivalents, restricted cash associated with our new market tax credit financing arrangement, and restricted investment associated with certain finance lease obligations, excluding the allowance for credit losses on held-to-maturity debt securities held within the restricted investment.
Net Debt Ratio is defined as Net Debt divided by the last twelve months Adjusted EBITDA, inclusive of acquisition-related pro forma adjustments.
Ingevity's management also uses the above financial measures as the primary measures of profitability and liquidity of the business. In addition, Ingevity believes Adjusted EBITDA and Adjusted EBITDA Margin are useful measures because they exclude the effects of financing and investment activities as well as non-operating activities.
GAAP Reconciliation of 2024 Adjusted EBITDA Guidance
A reconciliation of net income to adjusted EBITDA as projected for 2024 is not provided. Ingevity does not forecast net income as it cannot, without unreasonable effort, estimate or predict with certainty various components of net income. These components, net of tax, include further restructuring and other income (charges), net; additional acquisition and other-related (income) costs; litigation verdict charges; additional pension and postretirement settlement and curtailment (income) charges; and revisions due to legislative tax rate changes. Additionally, discrete tax items could drive variability in our projected effective tax rate. All of these components could significantly impact such financial measures. Further, in the future, other items with similar characteristics to those currently included in adjusted EBITDA, that have a similar impact on the comparability of periods, and which are not known at this time, may exist and impact adjusted EBITDA.
Financial Schedules - Page 6

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income (Loss) (GAAP) to Adjusted Earnings (Loss) (Non-GAAP) and Reconciliation of Diluted Earnings (Loss) per Common Share (GAAP) to Diluted Adjusted Earnings per Share (Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
In millions, except per share data (unaudited)	2024	2023	2024	2023
Net income (loss) (GAAP)	$(283.7)	$35.5	$(339.7)	$86.2
Restructuring and other (income) charges, net (1)	13.1	19.2	75.9	24.8
Goodwill impairment charge (2)	349.1	—	349.1	—
Acquisition and other-related costs (3)	(0.2)	1.8	0.1	4.5
Loss on CTO resales (4)	23.5	—	50.0	—
(Gain) loss on strategic investments (5)	(0.1)	—	4.7	(19.2)
Tax effect on items above (6)	(92.0)	(4.8)	(114.7)	(2.3)
Certain discrete tax provision (benefit) (7)	27.1	(0.1)	28.0	(1.3)
Adjusted earnings (loss) (Non-GAAP)	$36.8	$51.6	$53.4	$92.7

Diluted earnings (loss) per common share (GAAP)	$(7.81)	$0.97	$(9.36)	$2.33
Restructuring and other (income) charges, net	0.36	0.52	2.09	0.67
Goodwill impairment charge	9.62	—	9.62	—
Acquisition and other-related costs	(0.01)	0.05	—	0.12
Loss on CTO resales	0.65	—	1.38	—
(Gain) loss on strategic investments	—	—	0.13	(0.52)
Tax effect on items above	(2.55)	(0.13)	(3.17)	(0.06)
Certain discrete tax provision (benefit)	0.75	—	0.77	(0.04)
Diluted adjusted earnings (loss) per share (Non-GAAP)	$1.01	$1.41	$1.46	$2.50
Weighted average common shares outstanding - Diluted	36.5	36.6	36.5	37.1
_______________
(1) We regularly perform strategic reviews and assess the return on our operations, which sometimes results in a plan to restructure the business. These costs are excluded from our reportable segment results; details of which are included in the table below. For the details of these costs between our reportable segments, see Segment Operating Results on page 2.

	Three Months Ended June 30,		Six Months Ended June 30,
In millions	2024	2023	2024	2023
Work force reductions and other	$—	$7.0	$—	$10.1
Performance Chemicals' repositioning	10.0	—	72.3	—
Restructuring charges (1)	$10.0	$7.0	$72.3	$10.1
Alternative feedstock transition	—	6.6	—	6.6
North Charleston plant transition	3.1	2.9	3.6	2.9
Business transformation costs	—	2.7	—	5.2
Other (income) charges, net (1)	$3.1	$12.2	$3.6	$14.7
Restructuring and other (income) charges, net (2)	$13.1	$19.2	$75.9	$24.8
_________________
(1) Amounts are recorded within Restructuring and other (income) charges, net on the condensed consolidated statement of operations.
(2) For information on our Workforce reductions and other, Performance Chemicals' repositioning, North Charleston plant transition, and the Business transformation costs please refer to Note 15, Restructuring and Other (Income) Charges, net, in the Notes to the Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2023, filed on February 22, 2024. Updates will be provided in subsequent filings of the Company's Form 10-Q in 2024.

Financial Schedules - Page 7

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

(2) During the second quarter of 2024, the company concluded that the carrying amount of the Performance Chemicals’ reporting unit exceeded its fair value, resulting in a non-cash goodwill impairment charge. Updates will be provided in subsequent filings of the Company's Form 10-Q in 2024.
(3) Charges represent (gains) losses incurred to complete and integrate acquisitions and other strategic investments. Charges may include the expensing of the inventory fair value step-up resulting from the application of purchase accounting for acquisitions and certain legal and professional fees associated with the completion of acquisitions and strategic investments. For the details of these costs between our reportable segments, see Segment Operating Results on page 2.

	Three Months Ended June 30,		Six Months Ended June 30,
In millions	2024	2023	2024	2023
Legal and professional service fees	$(0.2)	$1.8	$0.1	$3.7
Acquisition-related (income) costs	$(0.2)	$1.8	$0.1	$3.7
Inventory fair value step-up amortization (1)	—	—	—	0.8
Acquisition and other-related (income) charges	$(0.2)	$1.8	$0.1	$4.5
_________________
(1) Included in Cost of sales on the condensed consolidated statement of operations.
(4) Due to the DeRidder Plant closure, as noted in footnote 1 above, and the corresponding reduced CTO refining capacity, we were obligated, under an existing CTO supply contract, to purchase CTO through 2025 at amounts in excess of required CTO volumes. As of July 1, 2024, we have terminated the CTO supply contract that resulted in these excess CTO volumes. As a result of the termination of this contract the purchases under the CTO supply contract ended, effective June 30, 2024. Therefore, we are no longer required to purchase this excess CTO volume through 2025, and as such, we expect to end our CTO resale activity by the end of 2024. Updates will be provided in subsequent filings of the Company's Form 10-Q in 2024.
(5) We exclude gains and losses from strategic investments from our segment results, as well as our non-GAAP financial measures, because we do not consider such gains or losses to be directly associated with the operational performance of the segment. We believe that the inclusion of such gains or losses, would impair the factors and trends affecting the historical financial performance of our reportable segments. We continue to include undistributed earnings or loss, distributions, amortization or accretion of basis differences, and other-than-temporary impairments for equity method investments that we believe are directly attributable to the operational performance of such investments, in our reportable segment results.
(6) Income tax impact of non-GAAP adjustments is the summation of the calculated income tax charge related to each pre-tax non-GAAP adjustment. The non-GAAP adjustments relate primarily to adjustments in the United States. As such, the income tax effect is calculated using the statutory tax rates of 21% for the United States and approximately 2.5% for state and local taxes, applied to the non-GAAP adjustments.
(7) Represents certain discrete tax items such as excess tax benefits on stock compensation and impacts of legislative tax rate changes.
Financial Schedules - Page 8

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures
Reconciliation of Net Income (Loss) (GAAP) to Adjusted Earnings (Loss) (Non-GAAP) and Reconciliation of Diluted Earnings (Loss) per Common Share (GAAP) to Diluted Adjusted Earnings per Share (Non-GAAP)
We revised our March 31, 2024 non-GAAP Adjusted earnings (loss) calculation to remove previous adjustments of $2.5 million related to inventory lower of cost or market charges associated with the Company's Performance Chemicals' repositioning. This change was made to address a request from the Securities and Exchange Commission to revise future filings to no longer exclude these adjustments from non-GAAP performance measures. The following table presents the three months ended March 31, 2024 as previously reported and as revised.

	Three Months Ended March 31, 2024
In millions, except per share data (unaudited)	As previously reported	As revised
Net income (loss) (GAAP)	$(56.0)	$(56.0)
Restructuring and other (income) charges, net (1)	65.3	62.8
Acquisition and other-related costs (1)	0.3	0.3
Loss on CTO resales (1)	26.5	26.5
(Gain) loss on strategic investments (1)	4.8	4.8
Tax effect on items above (1)	(22.7)	(22.1)
Certain discrete tax provision (benefit) (1)	0.9	0.9
Adjusted earnings (loss) (Non-GAAP)	$19.1	$17.2

Diluted earnings (loss) per common share (GAAP)	$(1.54)	$(1.54)
Restructuring and other (income) charges, net	1.79	1.73
Acquisition and other-related costs	0.01	0.01
Loss on CTO resales	0.73	0.73
(Gain) loss on strategic investments	0.13	0.13
Tax effect on items above	(0.62)	(0.61)
Certain discrete tax provision (benefit)	0.02	0.02
Diluted adjusted earnings (loss) per share (Non-GAAP)	$0.52	$0.47
Weighted average common shares outstanding - Diluted	36.4	36.4
_______________
(1) For more information on these charges, refer to the Reconciliation of Adjusted Earnings included in the Company’s Form 8-K for the quarter ended March 31, 2024, filed on May 1, 2024.
Financial Schedules - Page 9

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures
Reconciliation of Net Income (Loss) (GAAP) to Adjusted EBITDA (Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
In millions, except percentages (unaudited)	2024	2023	2024	2023
Net income (loss) (GAAP)	$(283.7)	$35.5	$(339.7)	$86.2
Provision (benefit) for income taxes	(50.9)	12.2	(66.8)	25.6
Interest expense, net	23.2	21.6	45.5	41.2
Depreciation and amortization	27.3	30.4	56.9	61.5
Restructuring and other (income) charges, net (1)	13.1	19.2	75.9	24.8
Goodwill impairment charge (1)	349.1	—	349.1	—
Acquisition and other-related (income) costs (1)	(0.2)	1.8	0.1	4.5
Loss on CTO resales (1)	23.5	—	50.0	—
(Gain) loss on strategic investments (1)	(0.1)	—	4.7	(19.2)
Adjusted EBITDA (Non-GAAP)	$101.3	$120.7	$175.7	$224.6

Net sales	$390.6	$481.8	$730.7	$874.4
Net income (loss) margin	(72.6)%	7.4%	(46.5)%	9.9%
Adjusted EBITDA margin	25.9%	25.1%	24.0%	25.7%
_______________
(1) For more information on these charges, refer to the Reconciliation of Adjusted Earnings table on page 7.

Financial Schedules - Page 10

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures
Reconciliation of Net Income (Loss) (GAAP) to Adjusted EBITDA (Non-GAAP)
We revised our March 31, 2024 non-GAAP Adjusted EBITDA calculation to remove previous adjustments of $2.5 million related to inventory lower of cost or market charges associated with the Company's Performance Chemicals' repositioning. This change was made to address a request from the Securities and Exchange Commission to revise future filings to no longer exclude these adjustments from non-GAAP performance measures. The following table presents the three months ended March 31, 2024 as previously reported and as revised.

	Three Months Ended March 31, 2024
In millions, except percentages (unaudited)	As previously reported	As revised
Net income (loss) (GAAP)	$(56.0)	$(56.0)
Provision (benefit) for income taxes	(15.9)	(15.9)
Interest expense, net	22.3	22.3
Depreciation and amortization	29.6	29.6
Restructuring and other (income) charges, net (1)	65.3	62.8
Acquisition and other-related (income) costs (1)	0.3	0.3
Loss on CTO resales (1)	26.5	26.5
(Gain) loss on strategic investments (1)	4.8	4.8
Adjusted EBITDA (Non-GAAP)	$76.9	$74.4

Net sales	$340.1	$340.1
Net income (loss) margin	(16.5)%	(16.5)%
Adjusted EBITDA margin	22.6%	21.9%
_______________
(1) For more information on these charges, refer to the Reconciliation of Adjusted Earnings included in the Company’s Form 8-K for the quarter ended March 31, 2024, filed on May 1, 2024.

Financial Schedules - Page 11

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures
Reconciliation of Net Income (Loss) (GAAP) to Adjusted EBITDA (Non-GAAP)
We revised our December 31, 2023 non-GAAP Adjusted EBITDA calculation to remove previous adjustments of $19.7 million related to inventory lower of cost or market charges associated with the Company's Performance Chemicals' repositioning. This change was made to address a request from the Securities and Exchange Commission to revise future filings to no longer exclude these adjustments from non-GAAP performance measures. The following table presents the three and twelve months ended December 31, 2023 as previously reported and as revised.

	Three Months Ended December 31, 2023		Twelve Months Ended December 31, 2023
In millions, except percentages (unaudited)	As previously reported	As revised	As previously reported	As revised
Net income (loss) (GAAP)	$(116.8)	$(116.8)	$(5.4)	$(5.4)
Provision (benefit) for income taxes	22.7	22.7	87.0	87.0
Interest expense, net	(37.2)	(37.2)	(4.7)	(4.7)
Depreciation and amortization	30.7	30.7	122.8	122.8
Restructuring and other (income) charges, net (1)	140.5	120.8	189.9	170.2
Acquisition and other-related (income) costs (1)	(0.1)	(0.1)	4.5	4.5
Loss on CTO resales (1)	22.0	22.0	22.0	22.0
(Gain) loss on strategic investments (1)	—	—	(19.3)	(19.3)
Adjusted EBITDA (Non-GAAP)	$61.8	$42.1	$396.8	$377.1

Net sales	$371.7	$371.7	$1,692.1	$1,692.1
Net income (loss) margin	(31.4)%	(31.4)%	(0.3)%	(0.3)%
Adjusted EBITDA margin	16.6%	11.3%	23.5%	22.3%
_______________
(1) For more information on these charges, refer to the Reconciliation of Adjusted Earnings included in the Company’s Form 8-K for the year ended December 31, 2023, filed on February 21, 2024.

Financial Schedules - Page 12

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures
Calculation of Free Cash Flow (Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
In millions (unaudited)	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$29.7	$48.4	$17.6	$53.7
Less: Capital expenditures	18.1	21.7	34.7	47.1
Free Cash Flow (Non-GAAP)	$11.6	$26.7	$(17.1)	$6.6

Financial Schedules - Page 13

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures
Calculation of Net Debt Ratio (Non-GAAP)

In millions, except ratios (unaudited)	June 30, 2024
Notes payable and current maturities of long-term debt	$103.0
Long-term debt including finance lease obligations	1,401.0
Debt issuance costs	4.8
Total Debt	1,508.8
Less:
Cash and cash equivalents (1)	107.6
Restricted investment (2)	80.6
Net Debt	$1,320.6

Net Debt Ratio (Non GAAP)
Adjusted EBITDA
Twelve months ended December 31, 2023 (3)	$377.1
Six months ended June 30, 2023 (4)	(224.6)
Six months ended June 30, 2024 (4)	175.7
Adjusted EBITDA - last twelve months (LTM) as of June 30, 2024	$328.2

Net debt ratio (Non GAAP)	4.0x
_______________
(1) Includes $0.2 million of Restricted Cash related to the New Market Tax Credit arrangement.
(2) Our restricted investment is a trust managed in order to secure repayment of the finance lease obligation associated with Performance Materials' Wickliffe, Kentucky, manufacturing site at maturity. The trust, presented as Restricted investment on our condensed consolidated balance sheets, originally purchased long-term bonds that mature through 2026. The principal received at maturity of the bonds, along with interest income that is reinvested in the trust, are expected to be equal to or more than the $80.0 million finance lease obligation that is due in 2027. Excludes $0.1 million allowance for credit losses on held-to-maturity debt securities.

(3) Refer to the Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP) schedule on page 12 for the reconciliation to the most comparable GAAP financial measure.
(4) Refer to the Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP) schedule on page 10 for the reconciliation to the most comparable GAAP financial measure.

Financial Schedules - Page 14

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures
Calculation of Net Debt Ratio (Non-GAAP)
We revised our March 31, 2024 non-GAAP Net debt ratio calculation to remove the previous adjustments of $2.5 million from the three months ended March 31, 2024 and $19.7 million from the three months ended December 31, 2023, from the last twelve months Adjusted EBITDA related to inventory lower of cost or market charges associated with the Company's Performance Chemicals' repositioning. This change was made to address a request from the Securities and Exchange Commission to revise future filings to no longer exclude these adjustments from non-GAAP performance measures. The following table presents the period ended March 31, 2024 as previously reported and as revised.

	March 31, 2024
In millions, except ratios (unaudited)	As previously reported	As revised
Notes payable and current maturities of long-term debt	$84.7	$84.7
Long-term debt including finance lease obligations	1,408.7	1,408.7
Debt issuance costs	5.0	5.0
Total Debt	1,498.4	1,498.4
Less:
Cash and cash equivalents (1)	88.7	88.7
Restricted investment (2)	79.9	79.9
Net Debt	$1,329.8	$1,329.8

Net Debt Ratio (Non GAAP)
Adjusted EBITDA
Twelve months ended December 31, 2023 (3)	$396.8	$377.1
Three months ended March 31, 2023	(103.9)	(103.9)
Three months ended March 31, 2024 (4)	76.9	74.4
Adjusted EBITDA - last twelve months (LTM) as of March 31, 2024	$369.8	$347.6

Net debt ratio (Non GAAP)	3.6x	3.8x
_______________
(1) Includes $0.2 million of Restricted Cash related to the New Market Tax Credit arrangement.
(2) Our restricted investment is a trust managed in order to secure repayment of the finance lease obligation associated with Performance Materials' Wickliffe, Kentucky, manufacturing site at maturity. The trust, presented as Restricted investment on our condensed consolidated balance sheets, originally purchased long-term bonds that mature through 2026. The principal received at maturity of the bonds, along with interest income that is reinvested in the trust, are expected to be equal to or more than the $80.0 million finance lease obligation that is due in 2027. Excludes $0.1 million allowance for credit losses on held-to-maturity debt securities.
(3) Refer to the Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP) schedule on page 12 for the reconciliation to the most comparable GAAP financial measure.
(4) Refer to the Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP) schedule on page 11 for the reconciliation to the most comparable GAAP financial measure.

Financial Schedules - Page 15

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures
Calculation of Net Debt Ratio (Non-GAAP)
We revised our December 31, 2023 non-GAAP Net debt ratio calculation to remove the previous adjustment of $19.7 million from the three months ended December 31, 2023, from the last twelve months Adjusted EBITDA related to inventory lower of cost or market charges associated with the Company's Performance Chemicals' repositioning. This change was made to address a request from the Securities and Exchange Commission to revise future filings to no longer exclude these adjustments from non-GAAP performance measures. The following table presents the period ended December 31, 2023 as previously reported and as revised.

	December 31, 2023
In millions, except ratios (unaudited)	As previously reported	As revised
Notes payable and current maturities of long-term debt	$84.4	$84.4
Long-term debt including finance lease obligations	1,382.8	1,382.8
Debt issuance costs	5.3	5.3
Total Debt	1,472.5	1,472.5
Less:
Cash and cash equivalents (1)	96.1	96.1
Restricted investment (2)	79.3	79.3
Net Debt	$1,297.1	$1,297.1

Net Debt Ratio (Non GAAP)
Adjusted EBITDA (3)
Adjusted EBITDA - last twelve months (LTM) as of December 31, 2023	$396.8	$377.1
Net debt ratio (Non GAAP)	3.3x	3.4x
_______________
(1) Includes $0.2 million of Restricted Cash related to the New Market Tax Credit arrangement.
(2) Our restricted investment is a trust managed in order to secure repayment of the finance lease obligation associated with Performance Materials' Wickliffe, Kentucky, manufacturing site at maturity. The trust, presented as Restricted investment on our condensed consolidated balance sheets, originally purchased long-term bonds that mature through 2026. The principal received at maturity of the bonds, along with interest income that is reinvested in the trust, are expected to be equal to or more than the $80.0 million finance lease obligation that is due in 2027. Excludes $0.2 million allowance for credit losses on held-to-maturity debt securities.
(3) Refer to the Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP) schedule on page 12 for the reconciliation to the most comparable GAAP financial measure.
Financial Schedules - Page 16